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                                                                    EXHIBIT 1.1


                                9,000,000 Shares

                        CAPSTONE PHARMACY SERVICES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                   July __, 1996



          EQUITABLE SECURITIES CORPORATION
          LEHMAN BROTHERS
          BT SECURITIES CORPORATION
          WHEAT FIRST BUTCHER & SINGER
          VOLPE, WELTY & COMPANY
          c/o Equitable Securities Corporation
            As Representatives of the several
             Underwriters
          Nashville City Center
          Suite 800
          511 Union Street
          Nashville, Tennessee 37219

          Ladies and Gentlemen:

               The undersigned, Capstone Pharmacy Services, Inc., a Delaware corporation (the "Company") hereby confirms its agreement with you (the "Representatives") and the other underwriters named in Schedule 1 hereto (you and the other underwriters being herein collectively called the "Underwriters") as follows:

               1. Introductory. The Company proposes to issue and sell to the Underwriters 9,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. (Such shares being herein called the "Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters the option to purchase up to an additional 1,350,000 shares of Common Stock (such shares being herein called the "Additional Stock"). The Common Stock is more fully described in the Prospectus referred to below.

               2.  Representations and Warranties of the Company.

                    (a) The Company represents and warrants to, and agrees with, the several Underwriters that:



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                         (i)  The Company has filed with the Securities and
                    Exchange Commission (the "Commission") a registration statement on Form S-3 and, as necessary to cause such registration statement to become effective, has filed one
                    or more amendments thereto (Registration No. 333 -     )
                    for the registration of the Stock and the Additional Stock under the Securities Act of 1933, as amended (the "Act"). As used herein, the term "Registration Statement" means such registration statement, including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof, as amended, when it becomes effective, and shall include information with respect to the Stock, the Additional Stock and the offering permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations"), which information is deemed to be included therein when such Registration Statement becomes effective as provided by Rule 430A of the Regulations; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, including any amendments thereto, before it becomes effective under the Act and any prospectus filed by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the Stock and the Additional Stock in the form filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus so filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

                        (ii) When the Registration Statement becomes effective, and at all times subsequent thereto until and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain



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                    all statements which are required to be stated therein in
                    accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(a)(ii) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, as stated in
                    Section 7(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives.

                       (iii) Neither the Commission nor, to the knowledge of the Company, the "blue sky" or securities authority of any jurisdiction has issued an order suspending the effectiveness of the Registration Statement (a "Stop Order"), preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Stock or the Additional Stock, nor, to the knowledge of the Company, has any of such authority instituted or threatened to institute any proceedings with respect to a Stop Order.

                        (iv) Any contract, agreement, instrument, lease, license or other document required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, license or other document required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                        (v) Each of the Company and its direct and indirect subsidiaries (collectively, the "Subsidiaries") is a corporation duly organized,



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                    validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its respective properties and assets and to carry on its respective businesses in the manner described in the Prospectus (except for such consents, authorizations, approvals, orders, licenses, certificates, permits, declarations and filings which the failure to have obtained, individually or in the aggregate, does not and will not have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Company and its Subsidiaries, taken as a whole), and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, license, certificate, permit, declaration or filing, nor, to the best knowledge of the Company and its Subsidiaries, is there any basis therefor; no such consent, authorization, approval, order, license, certificate, permit, declaration or filing contains a materially burdensome restriction to the Company and its Subsidiaries not adequately disclosed in the Registration Statement and the Prospectus; the Company and each of its Subsidiaries has fulfilled and performed all of its respective material obligations with respect to each such consent, authorization, approval, order, license, certificate, permit, declaration or filing, and no event has occurred which allows (or which, with notice or lapse of time or both, would allow) revocation or termination thereof or results in any material impairment of the rights of the holder of any such consent, authorization, approval, order, license, certificate, permit, declaration or filing. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing (considering all such failures together) does not and will not have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Company.




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                       (vi)  The Company has an authorized capitalization as
                    set forth in the Prospectus. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been, or will not be, issued and is not, or will not be, owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as properly described in the Prospectus. All outstanding shares of capital stock of each of the Subsidiaries have been validly authorized and validly issued, and are fully paid and nonassessable. The Company owns, directly or indirectly, all of the outstanding shares of capital stock of each of the Subsidiaries. All outstanding shares of capital stock of each of the Subsidiaries are owned by the Company free and clear of all liens, security interests, pledges, charges, claims, encumbrances, stockholder agreements and voting rights.

                      (vii) The financial statements, any supplementary financial information, any related schedules and the pro forma financial statements of the Company and its Subsidiaries and their respective predecessors included in the Registration Statement and the Prospectus fairly present, in all material respects, with respect to the Company, its Subsidiaries and such predecessors, the financial position, the results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements, supplementary financial information, related schedules and pro forma financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company, its Subsidiaries and their respective predecessors in all material respects. The financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Data", "Capitalization", "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" fairly present, on the basis stated in the Prospectus, the information set forth therein and have been compiled on a basis consistent



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                    with that of the audited financial statements included in
                    the prospectus. The pro forma information set forth under the captions "Summary Consolidated Historical Financial Data", "Capitalization", "Selected Financial Consolidated Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus includes all adjustments necessary for a fair presentation of the financial position and results of operations of the Company, its Subsidiaries and their respective predecessors on a pro forma basis as if their respective businesses had been conducted on a consolidated basis for the periods stated therein, and the pro forma adjustments have been properly applied on the basis described therein. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by the reports included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company, one or more of its Subsidiaries or their respective predecessors within the meaning of the Act and the Regulations. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. There has been no material adverse change in the financial condition, results of operations, business, properties, or assets of the Company or any of its Subsidiaries from the latest information set forth in the Registration Statement or the Prospectus, except as properly described in the Prospectus; and there is no fact known to the Company which could reasonably be expected to have a material and adverse effect on the future prospects of the Company (other than political or economic matter of general applicability or as properly described in the Prospectus).

                        (viii) There is no litigation, arbitration, claim, governmental or other proceeding or investigation (domestic or foreign, formal or informal) pending or, to the knowledge of the Company, threatened in writing, or in prospect (or any basis therefor known to the Company) with respect to the Company or its Subsidiaries or any of their respective operations, businesses, properties or assets except as properly described in the Prospectus or such as, individually or in the aggregate, do not now have and are not reasonably expected in the future to have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Company. Neither the Company nor any



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                    of its Subsidiaries is in violation of, or in default with respect to any law, rule, regulation, order, judgment or decree (domestic or foreign), except as properly described in the Prospectus or such as in the aggregate do not now have and are not reasonably expected in the future to have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Company, nor is the Company or any of its Subsidiaries required to take any action in order to avoid any such violation or default.

                         (ix) Each of the Company and its Subsidiaries has fee simple title which is good and marketable (or which is good and indefeasible or other local variation thereof) to all real property which the Prospectus indicates is owned by each of them respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (except as properly described in the Prospectus or such as in the aggregate do not now and are not reasonably expected in the future to interfere materially with the use made or proposed to be made of such real property by the Company or any of its Subsidiaries). Each of the Company and its Subsidiaries has good title to all properties and assets which the Prospectus indicates are owned by each of them respectively, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and mortgages (except as properly described in the Prospectus or such as in the aggregate do not now have and are not reasonably expected in the future to have a material adverse effect upon the financial condition, results of operations, business, or properties which the Prospectus indicates are assets of the Company). The real property and buildings which the Prospectus indicates are held under lease by the Company and any of its Subsidiaries are held by them under legal, valid, binding, subsisting and enforceable leases free of exceptions (except as properly described in the Prospectus or such as do not now and are not reasonably expected in the future to interfere materially with the use made or proposed to be made of such real property and buildings by the Company or any of its Subsidiaries). No real property leased, or to the knowledge of the Company licensed or used by the Company or any of its Subsidiaries lies in an area which is or, to the Company's knowledge will be, subject to zoning, use or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity



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                    or his, her or its ownership, leasing, licensing or use of any real or personal property exists or, to the Company's knowledge will exist, which would prevent the continued effective leasing, licensing or use of such real property in the respective businesses of the Company and its Subsidiaries as presently conducted or as the Prospectus indicates they contemplate conducting (except as properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Company).

                        (x) Each of the Company and its Subsidiaries possesses such authority, licenses, approvals, franchises, certificates and permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, except for such authority, licenses, approvals, franchises, certificates and permits the absence of which, singly or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business, prospects, properties or assets of the Company; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authority, license, approval, franchise, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the financial condition, results of operations, business, prospects, properties or assets of the Company.

                       (xi) Neither the Company nor, to the Company's knowledge, any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company or one of its Subsidiaries and, to the Company's knowledge, the other parties thereto and is enforceable against the Company or one of its Subsidiaries and, to the Company's knowledge, against the other parties thereto in accordance with its terms. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all



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                    such leases and licenses under which it is operating.
                    Neither the Company nor its Subsidiaries is a party to or bound by any contract, agreement, instrument, lease, license, arrangement or understanding, or subject to any charter or other restriction, which has had or is reasonably expected in the future to have a material adverse effect on the financial condition, results of operations, business, prospects, properties or assets of the Company, except as properly disclosed in the Prospectus. Neither the Company nor its Subsidiaries is in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation or bylaws.

                      (xii) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or any of its Subsidiaries owns or has pending, or under which they are licensed, are in good standing and uncontested, except as properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Company. There is no right under any Intangible necessary to the respective businesses of the Company and its Subsidiaries as presently conducted or as the Prospectus indicates they contemplate conducting, except as properly described in the Prospectus. Neither the Company nor any of its Subsidiaries has infringed, is infringing, or has received notice of infringement with respect to asserted Intangibles of others, except for such infringement or alleged infringement that has not had, or cannot reasonably be expected to have, a material adverse effect on the financial condition, results of operations, business, prospects, properties or assets of the Company. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company or its Subsidiaries, except as properly described in the Prospectus. To the knowledge of the Company, there is no Intangible of others which has had or may reasonably be expected to in the future have a material adverse effect on the financial condition, results of operations, business, prospects, properties or assets of the Company.

                       (xiii) None of the Company, its Subsidiaries or any other person associated with or acting on behalf of the Company or its Subsidiaries including, without



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                    limitation, any director, officer, agent or employee of the
                    Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries, to the Company's knowledge (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (D) made any other unlawful payment.

                        (xiv) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming this Agreement is a binding agreement of the Underwriters) is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as to the availability of equitable remedies. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal (domestic or foreign) is required by the Company for the execution, delivery or performance of this Agreement by the Company (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under



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                    any such contract, agreement, instrument, lease, license,
                    arrangement or understanding, or violate or result in a breach of any term of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or violate, result in a breach of, or conflict with any law, rule, regulation (except for such law, rule or regulation the violation of which would not have a material adverse effect on the financial condition, results of operations, business, properties or assets of the Company or its Subsidiaries), order, judgment or decree binding on the Company or its Subsidiaries or to which any of their respective operations, businesses, properties or assets is subject.

                       (xv) The Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement, the Stock and the Additional Stock to be sold by the Company pursuant to this Agreement will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of stockholders and the Underwriters will receive good title to the shares of Stock and Additional Stock purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, claims, encumbrances, stockholder agreements and voting rights. The Common Stock, the Stock and the Additional Stock conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                      (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as otherwise properly described in the Prospectus, neither the Company nor its Subsidiaries has (A) issued any securities (other than upon the exercise of options and warrants properly described in the Registration Statement) or incurred any liability or obligation, primary or contingent, for borrowed money; (B) entered into any material transaction not in the ordinary course of business; or (C) declared or paid any dividend on its capital stock.

                     (xvii) Neither the Company nor to the knowledge of the Company, any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company or which has caused or resulted in, or which might in the



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                    future reasonably be expected to cause or result in,
                    stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Stock or the Additional Stock.

                       (xviii)  The Company has obtained from each of its
                    directors and officers and from Counsel Corporation and the stockholders listed on Schedule __ hereto, an enforceable written agreement, in a form approved by the Representatives and counsel for the Underwriters, that for a period of and 120 days from the date of the Prospectus it, he or she will not, without the prior written consent of the Representatives, sell, transfer, assign or make any other disposition of any shares of capital stock of the Company now owned or hereafter acquired by such stockholder.

                        (xix) The Company and its Subsidiaries have filed all
                    necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and there is no tax deficiency that has been, or, to the knowledge of the Company, might be, asserted or threatened against the Company or any of its Subsidiaries or any of their respective properties or assets that would materially and adversely affect the financial condition, results of operations, business, prospects, properties or assets of the Company.

                       (xx) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them, except as properly disclosed in the Prospectus.

                      (xxi) There are no rights or other agreements between the Company or its Subsidiaries and any customer of the Company or its Subsidiaries which would cause any material sales reflected in the Company's consolidated financial statements for the year ended December 31, 1995 included in the Prospectus to fail to qualify as sales in accordance with generally accepted accounting principles or the Company's revenue recognition policy as reflected in the audited consolidated financial statements included in the Prospectus.





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                     (xxii)    The Company maintains a system of internal
                    accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (xxiii)  Neither the filing of the Registration Statement
                    nor the offering or sale by the Company of the Stock or the Additional Stock gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                       (xxiv) The Company has filed an application to list the Stock and the Additional Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System ("NMS"), and has received notification that the listing has been approved, subject to official notice of issuance.

                       (xxv) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                    For purposes of this Agreement, references to "knowledge" of the Company or its Subsidiaries, or phrases of similar import, shall be deemed to mean the actual knowledge of the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer.

               3. Purchase, Sale and Delivery of the Stock and the Additional Stock. On the basis of the representations, warranties, covenants and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, and at a purchase price of $___ per share, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of shares of Stock set opposite the respective names of the Underwriters on Schedule 1 hereto.

               Payment for the Stock by the Underwriters shall be made by certified or official bank checks in New York Clearing House funds payable to the order of the Company at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee 37238 or at such other location in the Nashville Metropolitan Area as the Representatives shall determine and advise the Company by at least two full days notice in writing, upon delivery of the Stock to the Representatives for the respective accounts of the Underwriters. Such delivery and payment shall be made at ______ o clock, New York City time, on the third business day following the time of the public offering, as defined in Section 10(a) (unless such time and date is postponed in accordance with the provisions of Section 8(c)), or at such other time as shall be agreed upon between the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

               Certificates for the Stock shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. The Company shall permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

               In addition, the Company hereby grants to the several Underwriters the option to purchase up to 1,350,000 shares of the Additional Stock at the same purchase price per share to be paid by the several Underwriters to the Company for the Stock as provided for in this Section 3. This option may be exercised only to cover over-allotments in the sale of shares by the several Underwriters. This option may be exercised by the Representatives on the basis of the representations, warranties, covenants and agreements of the Company, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the effective date of the Registration Statement, by written notice by the Representatives to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the option is being exercised, the name or names in which the certificates for such Additional Stock are to be registered, the authorized denominations in which such shares of Additional Stock are to be issued, and the time and date, as determined by the Representatives, when such shares of Additional Stock are to be issued, and the time and date, as determined by the Representatives, when such shares of Additional Stock are to be delivered (such time and date are herein called the "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

               Each Underwriter agrees, severally and not jointly, to purchase from the Company the number of shares of Additional Stock which bears the same relationship to the total number of shares of Additional Stock to be sold to the Underwriters by the Company, as the number of shares of Stock set forth opposite the name of such Underwriter in
          Schedule 1 hereto (or such number of shares of Stock increased as set forth in Section 8 hereof) bears to the total number of shares of Stock. The number of shares resulting from any of the computations contemplated by this paragraph are subject to adjustments the Representatives may at any time approve to eliminate fractional shares.

               Payment for the shares of Additional Stock by the Underwriters shall be made by certified or official bank checks in New York Clearing House funds, payable to the order of the Company, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 1800 Deaderick Street, Nashville, Tennessee 37238, or at such other place in the Nashville Metropolitan Area as the Representatives shall determine and advise the Company by at least two full days notice in writing, upon delivery of the shares of Additional Stock to the Representatives for the respective accounts of the Underwriters.

               Certificates for the shares of Additional Stock shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

               4. Offering. The Underwriters are to make a public offering of the Stock on or as soon after the effective date of the Registration Statement as the Representatives deem advisable. The Stock initially is to be offered to the public at the initial public offering price provided for in Section 3 (such price being herein called the "public offering price"). After the initial public offering, the Representatives may from time to time increase or decrease the public offering price, in their sole discretion, by reason of changes in general market conditions or otherwise.

               5. Payment of Expenses. The Company hereby agrees to pay all fees and expenses (other than fees and expenses of counsel for the Underwriters, except for such fees and expenses of counsel for the Underwriters as provided for in Sections 5(c) and 5(e) hereof) in connection with (a) the preparation, printing, filing, distribution and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution and mailing of this Agreement, the Master Agreement Among Underwriters, the Master Selling Agreement and related documents, including the cost of all copies thereof and the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters and dealers in quantities as hereinabove stated, (b) the issuance, sale, transfer and delivery of the Stock and the Additional Stock, including any transfer or other taxes payable thereon, if any, (c) the qualification of the Stock and the Additional Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the reasonable fees of counsel for the Underwriters and the disbursements in connection therewith, (d) the filing fees payable to the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), and the jurisdictions in which such qualification is sought, (e) the reasonable fees of counsel for the Underwriters and the disbursements in connection therewith relating to all filings with the NASD and (f) the listing of the Stock and the Additional Stock on NMS. If the sale of the Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Stock.

               6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock and the Additional Stock, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Representatives, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

                    (a) The Registration Statement shall have become effective not later than 5:00 o clock, New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives.

                    (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business or properties, which loss or interference is material to the Company and its Subsidiaries, taken as a whole, and which loss or interference is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Stock and the Additional Stock by the Underwriters at the initial public offering price.

                    (c) At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received the favorable written opinion of Harwell Howard Hyne Gabbert & Manner, P.C., as counsel for the Company, with respect to the opinions expressed in paragraphs (i) through (xvi) below. Each such opinion shall be dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, substantially to the effect that:

                         (i) Each of the Company and its Subsidiaries has been duly organized and is a validly existing corporation under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus.

                        (ii) Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction listed on Schedule A to such opinion.

                       (iii)  The Company has an authorized share
                    capitalization as set forth under the heading "Capitalization" in the Registration Statement and the Prospectus, and the certificates for the Stock and Additional Stock comply in all respects with Delaware law and have been duly approved by the Board of Directors of the Company. Each outstanding share of capital stock of the Company is validly authorized, validly issued, fully paid and nonassessable, and has not been issued and is not owned or held in violation of any statutory preemptive rights of stockholders or similar rights whether by means of charter, bylaws or any agreement. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as properly described in the Prospectus. All outstanding shares of capital stock of each of the Subsidiaries have been validly authorized and validly issued and are fully paid and nonassessable. The Company, directly or indirectly, owns all of the outstanding shares of capital stock of each of the Subsidiaries listed in the opinion. All outstanding shares of capital stock of each of the Subsidiaries listed in the opinion are owned by the Company free and clear of any liens, security interests and pledges, charges, claims, encumbrances, stockholder agreements and voting rights.

                        (iv) There is no litigation, arbitration, claim, governmental or other proceeding or investigation (domestic or foreign, formal or informal) pending or threatened with respect to the Company or its Subsidiaries or any of their respective operations, businesses, properties or assets, except as properly described in the Prospectus or such as, individually or in the aggregate, do not now have and are not reasonably expected in the future to have a material adverse effect upon the financial condition, results of operations, business, properties or assets of the Company.

                         (v) Neither the Company nor any other party is now, or with notice or passage of time or both or upon consummation of the transactions contemplated hereby will be, in material violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company as listed in the Company's most recent Annual Report on Form 10-K, except as properly described in the Prospectus.

                        (vi) Neither the Company nor any of its Subsidiaries is in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation or, except for that which could not reasonably be expected to have a material adverse effect on the financial conditions, results of operations, business, properties or assets of the Company or its Subsidiaries, its bylaws.

                       (vii) The Company has all requisite corporate power and corporate authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of the Company have been taken to authorize the Company's execution, delivery and performance of this Agreement. The Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as to the availability of equitable remedies and except as rights to indemnity and contribution may be limited by federal and state securities laws or the public policy underlying such laws. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal (domestic or foreign) is required by the Company for the execution, delivery or performance of this Agreement by the Company other than those that have been obtained and granted as may have been required by state securities or "blue sky" laws. Such opinion shall state that all filings were made under the Act. Such opinion may state that counsel is not representing the Company in respect of "blue sky" matters. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding listed in the Company's most recent annual report on Form 10-K, is required for the execution, delivery or performance of this Agreement other than those which have been received; and the execution and delivery of this Agreement will not, and this Agreement may be performed in a manner that does not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding or violate or result in a breach of any term of the certificate of incorporation or bylaws of the Company or its Subsidiaries, or violate, result in a breach of, or conflict with any law, rule, regulation (except for such law, rule or regulation, the violation of which would not have a material adverse effect on the Company), order, judgment, or decree binding on the Company or any of its Subsidiaries or to which any of their respective operations, businesses, properties or assets are subject.

                       (viii) Each share of Stock and Additional Stock is validly authorized, validly issued, fully paid and nonassessable and is not issued in violation of any preemptive rights of stockholders or similar rights whether by means of Charter, Bylaws or any agreement known to counsel, and, subject to the foregoing, upon payment of the purchase price pursuant to this Agreement and delivery of certificates for the Stock and Additional Stock, the Underwriters will receive good title to the shares of Stock and Additional Stock purchased by them, free and clear of all liens, security interests and pledges and free and clear of any charges, claims, encumbrances, stockholder agreements and voting rights. The Common Stock, the Stock and the Additional Stock conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus.

                        (ix) Any contract, agreement, instrument, lease or license known to counsel and required to be described in the Registration Statement or the Prospectus has been described properly therein. Any contract, agreement, instrument, lease or license known to counsel required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                         (x) Insofar as statements in the Prospectus purport to summarize the provision of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the provisions purported to be summarized and are correct in all material respects.

                        (xi) To the knowledge of such counsel, each of the Company and its Subsidiaries possesses or has made application for all material authority, material certificates and material permits issued by the appropriate local, state, federal and foreign regulatory agencies or bodies necessary to conduct their respective businesses, in the manner described in the Prospectus, and to the knowledge of such counsel, neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to the revocation or modification of any such authority, material certificate or material permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or fining, would have a material adverse effect on the financial condition, results of operations, business, properties or assets of the Company, except as properly disclosed in the Prospectus.

                       (xii) On the basis of the participation of such counsel in conferences with officers and other representatives of the Company, representatives of, and counsel for, the Underwriters, and representatives of the independent public accountants for the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any amendments or supplement thereto, such counsel (A) is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except for financial statements, related schedules and other financial data contained therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the Act and the Regulations and (B) nothing has come to the attention of such counsel that leads them to believe that the Registration Statement and the Prospectus included therein (except for financial statements, related schedules and other financial data contained therein, as to which such counsel need not express a belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (xiii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened.

                        (xiv) No holders of Common Stock or other securities of the Company known to counsel have any registration rights with respect to Common Stock except as described in the Prospectus or validly waived with respect to the transaction contemplated hereby.

                         (xv) The statements in the Prospectus under the captions "Risk Factors - Health Care Reform," "Risk Factors
                    - Government Regulation," Business - Government Regulation , "Business - Reimbursement," and "Business Litigation" insofar as such statements constitute a summary of the legal matters, documents or proceedings referenced therein, fairly present the information called for by the Regulations with respect to such legal matters, documents and proceedings in all material respects.

                        (xvi) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

               In rendering such opinions, counsel for the Company may rely (A) as to matters involving the application of laws other than the federal laws of the United States and the laws of the States of Delaware and Tennessee, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions, (in form and substance satisfactory to counsel for the Underwriters) of other counsel, acceptable to counsel for the Underwriters, familiar with applicable laws, in which case the opinions of such counsel shall state that the opinion or opinions of such other counsel are satisfactory in scope and form to such counsel and that reliance thereon by such counsel and the Underwriters is reasonable;
          (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its Subsidiaries; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriters.

                    (d) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have been furnished such information, documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Section 6(b), and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, or as the Representatives may reasonably request.

                    (e) At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the condition set forth in Section 6(a) has been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior hereto have been fully performed.

                    (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received a letter, addressed to the Underwriters and in form and substance satisfactory to the Representatives, with reproduced copies or signed counterparts thereof for each of the Underwriters, from the Company's independent auditors dated the date of delivery:

                         (i) confirming that they are or during the period covered by their report(s) included in the Registration Statement and the Prospectus they were, independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the published Regulations and stating that the response to Item 10 of the Registration Statement is correct insofar as it relates to them;

                        (ii) stating that, in their opinion, the financial statements, and any related schedules of the Company and its Subsidiaries included in the Registration Statement and the Prospectus examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                       (iii) stating that, on the basis of procedures (but not an examination or review made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company and its consolidated Subsidiaries (with an indication of the date of the latest available unaudited interim financial statements), a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus, a reading of the latest available minutes of the stockholders and Board of Directors of the Company and its Subsidiaries and committees of such boards, inquiries to certain officers and other employees of the Company and its Subsidiaries responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (A) the unaudited financial statements and schedules of the Company and its Subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under either such act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited consolidated financial statements appearing therein, (B) the pro forma financial statements included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements (C) there was any change in the capital stock or debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available monthly unaudited financial statements of the Company or as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the June 30, 1996 balance sheet included in (or incorporated by reference into) the Registration Statement and the Prospectus, other than as properly described in the Registration Statement and the Prospectus or any change or decrease (which shall be set forth therein) which the Representatives in their sole discretion shall accept, or
                    (D) there was any decrease in revenue, net earnings, or net earnings per share of Common Stock of the Company during the period July 1, 1996 to the date of the latest available monthly unaudited financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in 1995, other than as properly described in the Registration Statement and the Prospectus or any decrease (which shall be set forth therein) which the Representatives in their sole discretion shall accept; and

                        (iv) stating that they have compared specific numerical data and financial information pertaining to the Company, its Subsidiaries and their respective predecessors set forth in the Registration Statement, each Preliminary Prospectus, and the Prospectus, if applicable, which have been specified by the Representatives prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, its Subsidiaries and their respective predecessors, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                    (g) All proceedings taken in connection with the issuance, sale, transfer and delivery of the Stock and the Additional Stock shall be satisfactory in form and substance to the Representatives and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 6(b), and with respect to such other related matters, as the Representatives may reasonably request.

                    (h) The NASD, upon review of the terms of the public offering of the Stock and the Additional Stock, shall not have objected to the Underwriters' participation in such offering.

                    (i) The Representatives shall have received an opinion dated the Closing Date of Stroock & Stroock & Lavan, counsel for the Underwriters, with respect to the issuance and sale of the Stock, and Additional Stock, as applicable, the Registration Statement, the Prospectus, and such other related matters as the Representatives may reasonably request for the purpose of enabling them to pass upon such matters.

               Any certificate or other document signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with this Agreement and containing a representation or warranty of the Company shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. The Company shall furnish to the Representative or to counsel for the Underwriters such conformed copies of such opinions, certificate, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Representatives may on behalf of the several Underwriters terminate this Agreement or, if the Representatives so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

               7.  Indemnification and Contribution.

               (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
          (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock or the Additional Stock under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (iii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading;

          provided, however, further, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Stock or the Additional Stock in the public offering to any person by an Underwriter and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.
          Notwithstanding the foregoing, no Underwriter shall be obligated to indemnify any such party hereunder in an amount that exceeds the sum of the underwriting discounts received by it pursuant to this Agreement.

               (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or
          Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
          Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no

          Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld). The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Agreement Among Underwriters dated the date hereof among the Representatives and the other Underwriters.

               (e)  The indemnity and contribution agreements contained in this
          Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Stock or Additional Stock and payment therefor or (iii) any termination of this Agreement.

               8.   Default by an Underwriter.

               (a) If any Underwriter defaults in its obligation to purchase Stock or Additional Stock hereunder, and if the number of shares of Stock or Additional Stock to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, then such shares of Stock or Additional Stock to which such defaults relate shall be purchased by the non- defaulting Underwriters in proportion to their respective commitments hereunder.

               (b) If such defaults exceed in the aggregate 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or for another party or parties to purchase such shares of Stock or Additional Stock, as the case may be, to which such defaults related on the terms contained herein.

               If the Representatives do not arrange for the purchase of such shares of Stock or Additional Stock, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the number of shares of Stock or Additional Stock, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to the Representatives to purchase such shares of Stock or Additional Stock, as the case may be, on such terms. If the Representatives do not or the Company does not arrange for the purchase of the shares of Stock or Additional Stock, as the case may be, to which such defaults related as provided in this Section 8(b), this Agreement may be terminated by the Representatives or the Company, without liability on the part of the Company (except that the provisions of Sections 5, 7, 9, 10, 12, 13 and 14 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damage occasioned by its default hereunder.

               (c) If the shares of Stock or Additional Stock to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives and the Company shall each have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period, but not in any event more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Stock or the Additional Stock, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel to the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 8 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Stock and Additional Stock actually purchased by it as a result of its original commitment to purchase Stock and Additional Stock and its purchase of shares of Stock or Additional Stock pursuant to this Section 8.

               9. Representations and Agreements to Survive Delivery. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company, or any person or entity which is entitled to be indemnified under Section 7, and shall survive termination of this Agreement or the delivery of the Stock and the Additional Stock to the several Underwriters. In addition, the provisions of Sections 5, 7, 9, 10, 12, 13 and 14 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

               10.  Effective Date of this Agreement and Termination Thereof.

               (a) This Agreement shall become effective at____ o clock, New York City time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the public offering by the Underwriters of the Stock, whichever is earlier. The time of the public offering shall mean the time, after the Registration Statement becomes effective, of the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Stock or the time, after the Registration Statement becomes effective, when the Stock is first released by the Representatives for offering by the Underwriters or dealers by letter, telegram or knowledge, whichever shall first occur. The Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 10, by giving notice as provided in Section 10(c) before the time this Agreement becomes effective.

               (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if any domestic or international event, act, or occurrence has disrupted materially, or in the opinion of the Representatives will disrupt materially in the immediate future, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the opinion of the Representatives, make it inadvisable to proceed with the offering, sale or delivery of the Stock or the Additional Stock, as the case may be; or if there shall have been such change in the market for the Company's securities or securities in general or in political, financial or economic conditions as in the judgment of the Representatives makes it impracticable to proceed with the offering, sale and delivery of the Stock or the Additional Stock, as the case may be, on the terms contemplated by the Prospectus.

               (c) If the Representatives elect to prevent this Agreement from becoming effective, as provided in this Section 10, or to terminate this Agreement, the Representatives shall notify the Company promptly by telephone, telex, telegram or knowledge, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representatives promptly by telephone, telex, telegram or knowledge, confirmed by letter.

               (d) Anything in this Agreement to the contrary notwithstanding (except as specified in Section 10(e)), if this Agreement shall not become effective by reason of an election pursuant to this Section 10 or if this Agreement shall terminate or shall otherwise fail to be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to Section 5, will be to reimburse promptly the several Underwriters for such out-of-pocket expenses (including the fees and expenses of their counsel) as shall have been incurred by them in connection with this Agreement and the proposed offer, sale and delivery of the Stock and the Additional Stock, and upon demand the Company agrees to pay promptly the full amount thereof to the Representative for the respective accounts of the Underwriters. Anything to this Agreement to the contrary notwithstanding other than
          Section 10(e), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the several Underwriters other than for the obligations assumed by the Company pursuant to Section 5.

               (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is to be carried out otherwise, the provisions of Sections 5, 7, 9, 10, 12, 13 and 14 shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

               11. Notices. All communications hereunder, except as specifically may be provided otherwise herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed, telegraphed or telecopied, and confirmed by letter, to such Underwriter, c/o Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee 37219,
          Attention: R. Riley Sweat, with a copy to Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York 10004, Attention: James R. Tanenbaum, Esq.; or, if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied, and confirmed by letter, to the Company, 12930 Washington Boulevard, Baltimore, Maryland 21230 Attention: President, with a copy to Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center 315 Deadrick Street, Nashville, Tennessee 37238, Attention: Mark Manner, Esq. All notices hereunder shall be effective upon receipt by the party to which such notice is addressed.

               12. Parties. The Representatives represent that they are authorized to act on behalf of the several Underwriters named in
          Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Underwriters when the same shall have been given by the Representatives on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company and the persons and entities referred to in Section 7 who are entitled to indemnification or contribution, and their respective successors, legal representatives and assigns (which shall not include any buyer, as such, of the Stock or the Additional Stock), and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

               13. Construction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE RULES GOVERNING THE CONFLICTS OF LAW. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

               14. Counterparts. This Agreement may be signed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

               If the foregoing correct sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                       Very truly yours,


                                       CAPSTONE PHARMACY SERVICES, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:



          Accepted as of the date first
          above written.
          EQUITABLE SECURITIES CORPORATION
          LEHMAN BROTHERS
          BT SECURITIES CORPORATION
          WHEAT FIRST BUTCHER & SINGER
          VOLPE, WELTY & COMPANY
            on behalf of themselves and
            the other several Under-
            writers named in Schedule 1
            hereto



          By: EQUITABLE SECURITIES CORPORATION



          By:
             ---------------------------------
             Name:
             Title:

                                   SCHEDULE 1



                                                  Number of Shares
                                                  to be Purchased
             Underwriter                          from the Company
             -----------                          ----------------
             Equitable Securities Corporation




             Lehman Brothers . . . . . . . .

             BT Securities Corp  . . . . . .
             Wheat First Butcher & Singer. .

             Volpe, Welty & Company. . . . .



           Total  .